Press Release
                         Source: Loretta Food Group Inc.


Dundee Securities and Raymond James to Co-Lead Proposed C$3,000,000 Private Placement for Loretta Food Group

Loretta also Executes Letter Agreement with a Capital Pool Company and Sponsorship Agreement with Raymond James

Mississauga, Ontario -- April 20, 2005 - Loretta Food Group Inc. ("LFG" or the "Company"), announced today that it has executed a letter of engagement (the "Engagement Letter") pursuant to which Dundee Securities Corporation ("Dundee") and Raymond James Ltd. ("Raymond James") have agreed to sell, on a best efforts basis by way of a private placement (the "Private Placement"), a minimum of 5,555,400 to a maximum of 11,111,100 subscription receipts ("Subscription Receipts") of the Company at a purchase price of $0.27 (Canadian Dollars) per Subscription Receipt for gross proceeds of up to approximately $3,000,000.00 (Canadian Dollars), pursuant to available prospectus exemptions under applicable securities laws in the relevant jurisdictions, including, but not limited to, Regulation S of the Securities Act of 1933, as amended. The net proceeds from this private placement are anticipated to be used to fund the Company's growth strategy, emphasizing brand positioning and market development in Canada and the United States, and for general working capital purposes.

Each three (3) Subscription Receipts will entitle the holder to receive, for no additional consideration, one share of the Company's common stock ("Common Share") or in certain circumstances, 1.1 Common Shares.

"We welcome the opportunity to have both Dundee and Raymond James co-lead our private placement financing", stated Al Burgio, Chairman & CEO of LFG. "The net proceeds from this financing will provide our company with additional resources that should enable us to continue to expand our presence in Canadian and US markets."

LFG also announced today that it has entered into a letter agreement (the "Letter Agreement") with CPVC Tremblant Inc. ("Tremblant" or the "CPC"), an Alberta corporation, and certain holders of the Company's common stock, as well as the holders of the Class A preferred shares ("Class A Preferred Shares") of Monaco (Canada) Inc. ("MCI") and the Exchangeable Shares ("Exchangeable Shares") of MG Holdings Inc. ("MGH"), both wholly-owned subsidiaries of the Company.

Pursuant to the terms and conditions of the Letter Agreement, Tremblant shall acquire all the issued and outstanding Common Shares of LFG, the Class A Preferred Shares of MCI, and the Exchangeable Shares of MGH (the "Acquisition" or as it pertains to Tremblant, the "Reverse Takeover"). The Acquisition is expected to constitute a Qualifying Transaction ("Qualifying Transaction") for Tremblant as defined in Policy 2.4 of the TSX Venture Exchange Inc. ("TSX Venture") Corporate Finance Manual.

Tremblant   has  also  agreed  to  continue   under  the  laws  of  Canada  (the
"Continuance"), to change its name to a name to be determined by LFG (the "Change of Name"), and after completion of the Acquisition, to consolidate its post-acquisition common shares on the basis of one new common share for each five existing common shares (the "Consolidation"), all subject to shareholder and regulatory approval.

"Our company has planned to become publicly-listed on a recognized stock exchange and this Reverse Takeover is an ideal and expeditious avenue for LFG to become a publicly-traded company in Canada. We believe that this will enhance the market awareness for our company and provide us with ongoing access to the capital markets, as we continue to seek acquisition and expansion opportunities within the food industry," stated Mr. Burgio. "The Reverse Takeover of Tremblant is expected to provide us with an additional capital infusion of approximately $1.5 million (Canadian Dollars), after projected costs associated with the Acquisition. Therefore, as a result of the maximum Private Placement and the Reverse Takeover, LFG is expected have a total of $4.2 million (Canadian Dollars) in new cash equity, after projected fees and expenses associated with the Private Placement."

The principal shareholders of Tremblant after the completion of the Acquisition, as presently negotiated, shall be Burgio Family Holdings Inc., and its majority-owned subsidiary, ALBAR Capital Corp., each expected to own 21.69% and 36.78%, respectively, of the common shares of Tremblant ("Tremblant Common Shares"), assuming the completion of the maximum Private Placement. Burgio Family Holdings Inc. is currently the largest shareholder of LFG's common stock. Burgio Family Holdings Inc. and ALBAR Capital Corp. currently own 30% and 70%, respectively, of the outstanding Class A Preferred Shares of MCI.

LFG has also executed a sponsorship agreement (the "Sponsorship Agreement") with Raymond James. Pursuant to the terms and conditions of the Sponsorship Agreement, Raymond James, subject to completion of satisfactory due diligence, has agreed to act as sponsor in connection with the Acquisition and shall provide a sponsor report as required by Policy 2.2 of the TSX Venture.

After completion of the Acquisition as presently negotiated:

(i) the CPC's board of directors will consist of eight members, being Al Burgio, Leo Couprie, William Fatica, Gerry Quinn, William Rancic and Joel Sebastian all current directors of LFG, as well as William L. Hess and Alain Lambert both current directors of Tremblant;

(ii) management will consist of Al Burgio as President and Chief Executive Officer, William Moore as Chief Financial Officer, Tyrone Ganpaul as Vice-President of Sugar Operations, and J. Michael Fish as Vice-President of Flour and Baking Mix Operations; and

(iii) Robert E. Brown and Luc Filiatreault,  both current members of Tremblant's
board  of  directors,   have  agreed  to  resign  upon  the  completion  of  the
Acquisition.

William L. Hess, Q.C., has been a Managing Partner of Canadian Public Venture Capital Group since March 2003. He has also been a consultant to the Mendelsohn law firm in Montreal, Quebec since May 2002. He was the President of the Canadian Venture Exchange (now TSX Venture) from its inception in November 1999 until January 2002. From 1992 to 1999, he was the Chairman of the Alberta Securities Commission. Mr. Hess holds a Bachelor of Laws degree (LL.B.) from the University of Ottawa and a Bachelor of Arts degree (B.A.) from Queen's University, Kingston, Ontario. He was called to the bar in Ontario in 1979 and in Alberta in 1981. He was appointed Queen's Counsel in 1993. Mr. Hess was the Chairman and a Director of Canadian Public Venture Equities I Inc., a capital pool company listed on TSX Venture that completed its Qualifying Transaction and is now Allen-Vanguard Corporation, listed on the TSX. From March 2003 to June 2004, Mr. Hess was the Chairman and a Director of Canadian Public Venture Capital I Inc., a capital pool company that completed its Qualifying Transaction and changed its name to NordTech Aerospace Inc. Mr. Hess is currently a Director of Canex Energy Inc. and Environmental Applied Research House - EARTH (Canada) Corporation, public companies listed on TSX Venture. Mr. Hess is also currently a Director of Allen-Vanguard (TSX: VRS) and the Chief Financial Officer, Secretary and a Director of Canadian Public Venture Finance I Inc., a capital pool company listed on TSX Venture. Mr. Hess is also currently a Director of Damian Capital Corp., a public company listed on the NEX board of TSX Venture.

Alain Lambert has been a Managing Partner of Canadian Public Venture Capital Group since March 2003. Mr. Lambert has also been the President of One and Company Communications Inc., a private holding company, since February 2002. Mr. Lambert was a Managing Partner of Trilogy Integrated Investor Relations Inc., an investor relations firm, from July 1998 to May 2001. Mr. Lambert holds a Bachelor of Laws degree (LL.B.) from the University of Montreal and a diploma of collegial studies, specializing in administration from the College Jean-de-Brebeuf, Montreal, Quebec. In 1986, Mr. Lambert was admitted to the Quebec Bar Association. Mr. Lambert is currently a Director of Luke Energy Ltd. and Allen-Vanguard, public companies listed on TSX, as well as the Vice-Chairman of the Board of Directors of Multi-Glass International Corp. and a Director of NordTech Aerospace Inc., public companies listed on TSX Venture. He is also currently the President and Chief Executive Officer of Canadian Public Venture Finance I Inc., a capital pool company listed on TSX Venture. Mr. Lambert is also the President, Chief Executive Officer and a Director of Damian Capital Corp., a public company listed on the NEX board of TSX Venture.

Assuming  the  completion  of  the  maximum  Private   Placement  of  11,111,100
Subscription Receipts and the exchange of said Subscription Receipts into Common Shares of LFG, it is anticipated that:

(A) the holders of the LFG Common Shares will receive three (3) Tremblant Common Shares with a deemed value of $0.27 (Canadian Dollars) per share for each share owned for an aggregate of 30,948,600 Tremblant Common Shares (prior to the Consolidation);

(B) the holders of the Class A Preferred Shares will receive 50,000,000 Tremblant Common Shares (prior to the Consolidation) with a deemed value of $0.27 (Canadian Dollars) per share;

(C) the holders of the  Exchangeable  Shares will  receive  4,500,000  Tremblant
Common Shares (prior to the Consolidation) with a deemed value of $0.27 (Canadian Dollars) per share; and

(D) the outstanding stock-options of LFG shall be replaced with stock options of Tremblant, with an exercise price of no less than $0.40 (Canadian Dollars) per share (prior to the Consolidation).

Dundee and Raymond James shall receive, in aggregate, a cash commission of 8% of the gross proceeds of the Private Placement and options ("Broker Warrants") to acquire such number of Common Shares equal to 10% of one-third of the number of Subscription Receipts sold under the Private Placement, at a price of $0.81 (Canadian Dollars) per Common Share, exercisable until the 18 month anniversary of the closing date of the Private Placement. The outstanding Broker Warrants will be replaced with 1,111,100 agents options of Tremblant (prior to the Consolidation) with an exercise price of $0.27 (Canadian Dollars) per share, assuming the completion of the maximum Private Placement.

The completion of the Acquisition is subject to the approval of TSX Venture and all other necessary regulatory approval. The completion of the Acquisition is also subject to additional conditions precedent, including: (i) shareholder approval of the Tremblant for the Acquisition, the Continuance, the Change of Name, and the Consolidation; (ii) shareholder approval of LFG, if required pursuant to applicable corporate law; (iii) satisfactory completion of due diligence reviews by the parties; (iv) board of directors approval of the Tremblant and LFG; (v) the entering into of a formal share exchange agreement and lock-up agreements with sufficient holders of the issued and outstanding LFG Common Shares and 100% of the shares of MGH and MCI not owned by LFG; (vi) the completion of the Private Placement for minimum proceeds of $1,500,000 (Canadian Dollars); and (vii) certain other conditions.

The complete terms and conditions of the Engagement Letter, Letter Agreement and Sponsorship Agreement can be found on Form 8-k filed with the U.S. Securities and Exchange Commission by Loretta Food Group Inc.

ABOUT CPVC TREMBLANT INC.

Tremblant is a capital pool company that is listed on the TSX Venture and completed its initial public offering on August 30, 2004. Tremblant currently has, prior to the Consolidation, 9,700,000 common shares issued and outstanding and a total of 10,970,000 common shares on a fully diluted basis. As at February 28, 2005, Tremblant had cash assets net of liabilities of in excess of approximately $1,700,000 (Canadian Dollars). Further information regarding Tremblant can be obtained by visiting SEDAR http://www.sedar.com.

ABOUT DUNDEE SECURITIES CORPORATION

Dundee Securities Corporation is a wholly-owned subsidiary of Dundee Wealth Management Inc., a Canadian owned, TSX listed wealth management company that provides investment management, securities brokerage, financial planning and investment advisory services to individuals, financial advisors, institutions, corporations and foundations. Dundee Wealth oversees C$42.7 billion in assets under management and administration and 2,618 independent financial advisors and insurance agents located in 684 branches across Canada.

ABOUT RAYMOND JAMES LTD.

Raymond James, Ltd. is a wholly owned subsidiary of Raymond James Financial Inc., a publicly traded company on the New York Stock Exchange. Raymond James Financial is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its three wholly owned broker/dealers, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd. have more than 5,000 financial advisors serving 1.3 million accounts in 2,100 locations throughout the United States, Canada and overseas. In addition, total client assets are approximately US$134 billion, of which are approximately US$25 billion are managed by the firm's asset management subsidiaries.

About Loretta Food Group Inc.

Loretta Food Group Inc. is a diversified food holding company, with operations in Canada and the United States. The Company manufactures and markets baking mixes, spices, flour products, sugar products, snack foods and other food products, under its brand names, private label and under licensing agreement with various national corporations. Its brand names include "Loretta", "Donna", "Amigos", "Jimmy Pop Corn", "Sweet Valley", "Rich'n Moist", "Rich'n Fluffy", and "County Fare". Its customers include some of the largest retailers in Canada and the United States. Subsidiaries include Loretta Foods Limited, Bayshore Foods Inc., LF Licensed Products Inc., Loretta Baking Mix Products Ltd., Sweet Valley Food Corporation, and LF Brands Inc., as well as the majority-ownership of Golden Gate Flour Corporation. Loretta Food Group Inc. is a reporting issuer with the U.S. Securities & Exchange Commission.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL SECURITIES IN ANY JURISDICTION. ANY SOLICITATION OR OFFER TO BUY LFG'S COMMON STOCK WILL BE MADE, IF AT ALL, PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS TO BE CONSTRUCTED AND DISTRIBUTED AT A FUTURE DATE. STOCKHOLDERS SHOULD READ ANY SUCH MATERIALS
CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF ANY OFFER. STOCKHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO ANY TENDER OFFER, IF APPLICABLE, FREE AT THE SEC'S WEBSITE AT WWW.SEC.GOV.

FORWARD LOOKING STATEMENTS

Statements made in this Press Release that state and reflect assumptions, expectations, projections, intentions, and/or beliefs about past and future events are intended as "forward looking statements". You can identify these statements by the fact that they do not relate to historical or current facts. They use words such as "anticipate," "estimate," "project," "forecast," "may," "will," "should," expect," "assume," and other derivations thereof and other words of similar meaning. Any or all of the Loretta Food Group's forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known and unknown risks and uncertainties. For a description of many of these risk and uncertainties please refer to the company's filings with the U.S. Securities & Exchange Commission (www.sec.gov).

Contact Information:

Loretta Food Group Inc.
Phone: (905) 678-9250
Fax: (905) 678-0733
Al Burgio, Chairman & CEO
aburgio@lorettafoods.com